Exhibit 32.1

CERTIFICATION PURSUANT TO

 18 U.S.C. 1350

In connection with the Quarterly Report of Cagle’s, Inc. (the “Company”) on Form 10-Q for the quarter ended July 2, 2011 (the “Report”), I, J. Douglas Cagle, Chairman, Chief Executive Officer and President of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Douglas Cagle
J. Douglas Cagle
Chairman, Chief Executive Officer and President
(Principal Executive Officer)
Date: August 15, 2011